 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 31, 2017, in the Registration Statement (Form S-1) and related Prospectus of Advantage Insurance Inc. dated November 16, 2017.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

November 16, 2017